Michael L. Labertew - 5501
Attorney for Plaintiff
4685 South Highland Drive #202A
Salt Lake City, Utah  84117
Telephone: (801) 363-3555

IN THE THIRD DISTRICT COURT

SALT LAKE COUNTY, STATE OF UTAH
______________________________________________________________________________
                                             )
JENNIFER NGO,                                  DEFAULT JUDGMENT FOR
                                             ) RESCISSION
     Plaintiff,
                                             )
vs.                                             Civil No. 990905347
                                             )
US JET, INC., a Nevada corporation, KENNETH     Judge Leslie Lewis
R. DEBREE, an individual, and PAUL A. PRICE, )
an individual,
                                             )
     Defendants.
______________________________________________________________________________

     Based upon the Certificate of Default entered by the Clerk of the Court with regards to Defendant US Jet, Inc., the Court's review of Plaintiff's Verified Complaint regarding the grounds for jurisdiction and for rescission, the Motion for Default Judgment, and good cause appearing,

     IT IS HEREBY ORDERED that under Plaintiff's Sixth Cause of Action:

     1. The AGREEMENT AND PLAN OF MERGER between American Coal and Defendant US Jet, Inc., dated August 14, 1998, is hereby rescinded, with both companies being restored to their status prior to the merger;

     2. The parties and American Coal are ordered to execute any documents necessary to restore themselves to the position they held prior to the execution of the Agreement.

     DATED this 27TH day of September, 1999.

                              THIRD DISTRICT COURT
                                        /S/
                              ________________________________________
                              RONALD NEHRING